UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

Athira Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104
Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ATHA	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 8.01 Other Events.

On September 3, 2024, Athira Pharma, Inc. (the “Company”) issued a press release announcing the topline results from the Company’s Phase 2/3 LIFT-AD clinical trial.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company will host a live webcast to discuss the LIFT-AD topline results at 4:30 PM Eastern time today, September 3, 2024. To access the live webcast, please visit the “Events and Presentations” page within the Investors section of the Athira website https://investors.athira.com/news-and-events/events-and-presentations-investor. The call can also be accessed by phone at 800-715-9871, conference ID: 4911242. As part of the webcast, the Company will present certain slides relating to the LIFT-AD topline results, which slides are attached as Exhibit 99.2 hereto.

On September 3, 2024, the Company announced certain information relating to the Company’s financial condition as of August 31, 2024, including its preliminary and unaudited estimate of cash resources, which consist of cash, cash equivalents and investments, of approximately $75.1 million. The preliminary and unaudited estimate of cash resources is based on management’s initial analysis of operations as of August 31, 2024, and is subject to further internal review.

The information in Item 7.01 of this Current Report on Form 8-K, including the slides to be used during the webcast and attached as Exhibit 99.2 hereto, are being furnished and not filed pursuant to Item 7.01 of Form 8-K. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, projections, objectives, expectations and intentions. All statements other than historical or current facts are forward-looking statements, including, without limitation, statements about the Company’s preliminary and unaudited estimate of cash resources, which consist of cash, cash equivalents and investments. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date. The preliminary expectations regarding cash, cash equivalents, and investments as of August 31, 2024 are the responsibility of management, are subject to management’s review and actual results could differ from management’s expectations. No assurance is given by the Company’s independent registered public accounting firm on such preliminary expectations. You should not draw any conclusions as to any other financial results as of August 31, 2024, based on the foregoing estimates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Athira Pharma, Inc. press release dated September 3, 2024.

99.2	Athira Pharma, Inc. presentation slides.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Athira Pharma, Inc.

Date:	September 3, 2024	By:	/s/ Mark Litton
Mark Litton
President and Chief Executive Officer